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                                                                      EXHIBIT 23


                        Consent of Independent Auditors

We consent to the incorporation by reference in Registration Statement (Form S-8 No. 33-48351) pertaining to the Maxco, Inc. Incentive Stock Option Plan and in the related prospectus of our report dated May 29, 1998 (except Note 14, as to which the date is June 19, 1998), with respect to the consolidated financial statements and schedule of Maxco, Inc. included in the Annual Report (Form 10-K) for the year ended March 31, 1998.


                                                       ERNST & YOUNG, LLP

Detroit, Michigan
June 26, 1998